Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ICG Group, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-34736, 333-76870, 333-76872, 333-126808 and 333-160252) on Form S-8, the registration statements (Nos. 333-115702 and 333-162447) on Form S-3 and the registration statement (no. 333-162448) on Form S-4 of ICG Group, Inc. (formerly Internet Capital Group, Inc.) and subsidiaries of our reports dated March 15, 2012, with respect to the consolidated balance sheets of ICG Group, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2011, related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of ICG Group, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 15, 2012